FS KKR Capital Corp 8-K

Exhibit 16.1

[LETTERHEAD OF RSM US LLP]

March 26, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read FS KKR Capital Corp’s statements included under Item 4.01 of its Form 8-K filed on March 26, 2019 and we agree with such statements concerning our firm.

/s/ RSM US LLP